AGREEMENT

     AGREEMENT (the "Agreement") made as of April 10, 1998 (the "Effective Date"), by and between John T. Orton ("Orton") and American Bingo & Gaming Corp., a Delaware corporation (the "Company"). Orton and the Company are collectively referred to as the "Parties."

     1. Orton is employed by the Company as Chief Financial Officer pursuant to an Employment Agreement dated October 29, 1996 (the "Employment Agreement"). Orton will continue to perform his duties full-time under the Employment Agreement until the Company completes its annual shareholder meeting or the Close of business on June 5, 1998, whichever is sooner. Commencing Monday, June 8, 1998, Orton will perform his employment duties on an as-needed basis, not to exceed twenty hours per week (including all travel time). To the extent Orton works in excess of twenty hours on behalf of the Company during any calendar week, such excess hours shall be credited to and offset Orton's maximum time availability in subsequent periods; and any excess hours that have not been so offset in any calendar month (i.e., those exceeding 80 hours in the aggregate) shall be compensated at $125 per hour. Orton shall report all accumulated time credits to the Company at the end of each calendar month. Notwithstanding anything in the Employment Agreement to the contrary, Orton shall be free to work for, consult with, assist and/or receive compensation from other sources, so long as such affiliations do not materially interfere with the duties to be rendered by Orton to the Company under this paragraph 1.

     2. Orton's employment relationship with the Company, and (except as provided herein) his Employment Agreement, shall terminate on December 31, 1998 (the "Termination Date"). Orton shall receive his full annualized compensation of One Hundred Thousand Dollars ($100,000) through December 31, 1998 in customary semi-monthly payments, subject to any customary and required tax withholdings and deductions, and shall receive all benefits and bonuses customarily provided by the Company and/or set forth in the Employment Agreement to the extent such rights accrue during the period prior to the Termination Date (even if distributed thereafter), including but not limited to those benefits and bonuses referred to in paragraphs 4, and 6 through 8 of the Employment Agreement.

     3. To the extent the following may be lawfully accomplished, Orton may, at his election, exercise the option to defer all or a portion of his income to the 1999 Calendar year. This election may be accomplished by the designation of an escrow agent to receive and hold Orton's compensation from the Company. Orton will notify the Company in writing if he chooses to exercise this election.

     4. Subsequent to the Termination Date, Orton shall not hold himself out as being affiliated with, an agent for, or possessing authority to bind the Company in any manner.

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     5. Prior to and after the Termination  Date, Orton shall be entitled to all indemnity protections (statutory, contractual, and those arising under insurance policies) that apply to other former officers of the Company, and the Company shall not hereafter reduce the level of such protection available to Orton.

     6. Orton currently holds, under the Company's Stock Plans, several tranches of stock options, consisting in the aggregate of 75,000 shares at an exercise price of $5.00 per share, and 50,000 shares (25,000 of which are already vested) at an exercise price of $2.00 per share (collectively, including any stock options hereafter issued to Orton, the "Options"). All of Orton's Options shall be fully vested as of the Effective Date, notwithstanding anything to the contrary in the Employment Agreement or any other agreement applicable to the Options. To the extent Company consent is thereafter required for transfers of securities, the Company shall not unreasonably delay or withhold consent to Orton's requests, provided they are consistent with applicable law, to sell the Company's securities; and the Company shall provide reasonable letters confirming Orton's right to sell (including, after 1998, as a non-affiliate) in accordance with Rule 144 restrictions or other applicable regulations.

     7. To the extent any provision of this Agreement conflicts with the Employment Agreement or any other agreement between the Parties, such agreements are deemed automatically modified in accordance herewith. Except to the extent automatically modified herein as necessary to avoid conflict with this Agreement, all existing agreements regarding noncompetition, exclusivity, and confidentiality existing between Orton and the Company shall continue in effect in accordance with their terms.

     8. Orton understands that all health insurance benefits paid by the Company for Orton or his dependents will cease as of the Termination Date. However, Orton may elect at his own expense, to continue the health insurance coverage formerly provided by the Company to the extent authorized by Texas' employee health insurance continuation laws, or if applicable, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). Orton may notify the Company in writing of his election to continue the health insurance coverage on himself and/or his dependents, as currently in effect, in which case he shall pay to the Company (or the carrier, as the case may be) the premiums attributable thereto in advance on the first day of each month. The Company will assist in the arrangements for the continuation of his health insurance.

     9. Orton shall have the option to purchase from the Company or its lessor, if applicable (with all transferable warranties), his company car, a 1996 Chevrolet Tahoe (VIN number 16NEC13R3TJ354596) for 75 percent of the lowest 1998 year-end blue book price, which option may be exercised during the period from December 31, 1998 through and including January 31, 1999.

     10. Upon the Termination Date, Orton shall promptly surrender to the Company all materials (including, without limitation, keys, access cards, and files) belonging to the Company, whether or not deemed confidential or proprietary.

     11. This Agreement may not be modified except in a written instrument hereafter signed by the Parties to be bound by such modification. This Agreement shall bind and inure to the benefit of the Parties, their successors, assigns, heirs and legal representatives.

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     12. The prevailing Party in any proceeding relating to this Agreement shall be entitled to recover reasonable attorneys fees. Either Party may request mediation of any dispute, in which event the Parties, through their attorneys, shall promptly select a mediator and convene a mediation within thirty (30) days, subject to the mediator's schedule.

     13. The provisions of this Agreement are deemed severable; if a provision herein is unenforceable the remainder of the Agreement shall remain enforceable provided that the deletion of the invalid provision does not substantially defeat the objects and benefits to be derived under this Agreement.

     14. Each Party shall take such actions as may be reasonably necessary to effectuate this Agreement.

     15. This Agreement binds and inures to the benefit of the successors, assigns, and legal representatives of the Parties, provided that the obligation of Orton to furnish personal services may not be assigned.

     16. THIS AGREEMENT SHALL BE DEEMED PERFORMABLE BY ALL PARTIES IN TRAVIS COUNTY, TEXAS, AND THE CONSTRUCTION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY TEXAS LAW.

     17. The undersigned representative of the Company represents that he has been authorized by the Company's Board of Directors to sign this Agreement on behalf of the Company.

Executed  as  of  the  Effective  Date.

                                   AMERICAN  BINGO  &  GAMING,  INC.



                                   By:  /s/  Greg  Wilson
                                        -----------------
                                        Its  Authorized  Representative


                                        /s/  John  T.  Orton
                                        --------------------
                                        John  T.  Orton

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